EXHIBIT 21.1
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

                    SUBSIDIARIES OF THE COCA-COLA COMPANY
                           AS OF DECEMBER 31, 1994

                                                   Organized    Percentages
                                                     Under       of Voting
                                                    Law of:        Power
                                                   ---------    -----------

The Coca-Cola Company                               Delaware
   Subsidiaries consolidated, except as noted:

   Bottling Investments Corporation                 Delaware       100
      ACCBC Holding Company                         Georgia        100
   CRI Holdings, Inc.                               Delaware       100
      Caribbean Refrescos, Inc.                     Delaware       100
   Carolina Coca-Cola Bottling Investments          Delaware       100
   Coca-Cola Financial Corporation                  Delaware       100
   Coca-Cola Interamerican Corporation              Delaware       100
      Montevideo Refrescos, S.A.                    Uruguay         55.53
      INTI S.A. Industrial y Comercial              Argentina       71.98
   The Coca-Cola Export Corporation                 Delaware       100
      Barlan, Inc.                                  Delaware       100
         Coca-Cola Production S.A.                  France         100
         Varoise de Concentres S.A.                 France         100
            Coca-Cola Beverages S.A.                France         100
         Societa Imbottigliamento Bevande
          Roma-Siber-S.P.A.                         Italy          100
      Refreshment Product Services, Inc.            Delaware       100
         Azienda Bevande di Gagliancio-ABEG-S.r.l.  Italy          100
         Coca-Cola Italia S.r.l.                    Italy          100
         Societa Bevande Meridionale-SOBEM S.r.l.   Italy          100
         Coca-Cola Holdings (Nederland) B.V.        Netherlands    100
         Coca-Cola Holdings (United Kingdom)
          Limited                                   England        100
      Beverage Products Limited                     Delaware       100
         S.A. Coca-Cola Beverages Belgium N.V.      Belgium        100
      The Inmex Corporation                         Florida        100
      Servicios Integrados de Aministracion         Mexico         100
       y Alta Gerencia, S.A. de C.V.
      Coca-Cola de Argentina, S.A.                  Argentina      100
      Cican S.A.                                    Argentina      100
      Coca-Cola Industrias Ltda.                    Brazil         100
         Recofarma Industria Do Amazonas Ltda.      Brazil         100
      Coca-Cola Ltd.                                Canada         100
         Coca-Cola Foods Canada, Inc.               Canada         100
      Atlantic Industries Limited                   Cayman Islands 100
         Maksan Manisa Mesrubat Kutulama
          Sanayi A.S.                               Turkey         100
      Conco Limited                                 Cayman Islands 100
      Coca-Cola de Colombia, S.A.                   Colombia       100
      Coca-Cola Ges.m.b.H.                          Austria        100
      Coca-Cola G.m.b.H.                            Germany        100
         Coca-Cola Erfrischungsgetraenke G.m.b.H.   Germany        100
         Coca-Cola Rhein-Ruhr G.m.b.H.              Germany        100
      International Beverages                       Ireland        100
      Coca-Cola (Japan) Company, Limited            Japan          100
      Coca-Cola Korea Company, Limited              Korea          100
      Coca-Cola Nigeria Limited                     Nigeria        100
      Coca-Cola Poland, Ltd.                        Poland         100
      Minute Maid SA                                Switzerland    100

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                    SUBSIDIARIES OF THE COCA-COLA COMPANY
                           AS OF DECEMBER 31, 1994

continued from page 1
- ---------------------                              Organized    Percentages
                                                     Under       of Voting
                                                    Law of:        Power
                                                   ---------    -----------
The Coca-Cola Company (continued)

   CTI Holdings, Inc.                               Delaware       100
      3300 Riverside Drive Corporation              Delaware       100
      55th & 5th Avenue Corporation                 New York       100

   Coca-Cola Overseas Parent Limited                Delaware       100
      Coca-Cola Holdings (Overseas) Limited         Delaware and   100
                                                     Australia
         Coca-Cola Amatil Limited *                 Australia       50.13(A)
            CCA Superannuation Pty Ltd.             Australia       50
            Associated Nominees Pty Ltd.            Australia       50
            Ecks (NSW) Pty Ltd.                     Australia      100
            Matila Nominees Pty Ltd.                Australia      100
            Coca-Cola Amatil (QLD) Ltd.             Australia      100
               Coca-Cola Amatil (NQ) Pty Ltd.       Australia      100
               Coca-Cola Amatil (NSW) Pty Ltd.      Australia      100
            Associated Products & Distribution Pty  Australia       88.95(B)
               Apand Pty Ltd.                       Australia      100
               Coca-Cola Amatil (Holdings) Pty Ltd. Australia      100
               Coca-Cola Amatil (PNG) Pty Ltd.      Papua New
                                                     Guinea        100
            C-C Bottlers Ltd.                       Australia      100
               Coca-Cola Amatil (SA) Limited        Australia      100
               Geo Hall & Sons Ltd.                 Australia      100
               Linlithgow Products (NZ) Ltd.        New Zealand    100
            Coca-Cola Amatil Europe Holding
             Ges.m.b.H.                             Austria        100
            Coca-Cola Amatil Oesterreich Ges.m.b.H. Austria        100
               Amatil Getraenke (Dornbirn)
                Ges.m.b.H.                          Austria        100
               Amatil Getraenke (Klagenfurt)
                Ges.m.b.H.                          Austria        100
               Amatil Getraenke (Graz) Ges.m.b.H.   Austria        100
                  Getraenkeproduktionsgemeinschaft
                   Ges.m.b.H. & Co. KG              Austria          3.28(C)
               Coca-Cola Amatil Belorussiya         Belorussiya     95
            Amatil (Asia) Ltd.                      Hong Kong      100

*Temporary controlling interest, carried on equity method.

A) In early 1995 the Company reduced its ownership interest in Coca-Cola Amatil Limited to approximately 49%.
B) Ecks (NSW) Pty Ltd. holds an additional 11.05%.
C) Coca-Cola Amatil Oesterreich Ges.m.b.H. holds an additional 16.98%.

                                    -2-
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
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                    SUBSIDIARIES OF THE COCA-COLA COMPANY
                           AS OF DECEMBER 31, 1994

continued from page 2
- ---------------------                              Organized    Percentages
                                                     Under       of Voting
                                                    Law of:        Power
                                                   ---------    -----------

         Coca-Cola Amatil Limited (continued)

            CC Amatil Europe B.V.                   Netherlands    100
            CC Amatil Investments C.V.              Netherlands     29.4(D)
               Coca-Cola Amatil (Hungary) Ltd.      Hungary        100
               CCA Investments (Hungary) Ltd.       Hungary        100
               Coca-Cola Amatil Ceska Republika     Czech
                spol s r.o.                          Republic      100
               Coca-Cola Amatil Slovakia,           Slovak
                spol s r.o.                          Republic      100
               Coca-Cola Amatil Ukraine Limited     Ukraine        100
               Coca-Cola Amatil Slovenija, d.d.     Slovenia        50
            Coca-Cola Holdings NZ Ltd.              New Zealand    100
               Oasis Enterprises Limited            New Zealand     50(E)
                  Coca-Cola Amatil (NZ) Ltd.        New Zealand    100
            Amatil Investments (Singapore) Pte Ltd. Singapore      100
               P.T. Coca-Cola Tirtalina
                Bottling Company                    Indonesia       49
                  P.T. Coca-Cola Banyu Argo         Indonesia       80
                  P.T. Eka Ticma Manunggal
                   Bottling Company                 Indonesia       65
               P.T. Pan Java Bottling Company       Indonesia       49
                  P.T. Coca-Cola Kendali Sodo       Indonesia       80
               Amatil Beverages (NZ) Ltd.           New Zealand    100
                  Coca-Cola Bottlers
                   (Wellington) Ltd.                New Zealand    100
               Indonesia Bottlers Ltd. NV           Indonesia      100
                  P.T. Djaya Beverages Bottling Co. Indonesia       41(F)
               P.T. Enam Sekawan                    Indonesia      100
               Coca-Cola Amatil (Fiji) Ltd.         Fiji           100
            Matila Insurance Pte Ltd.               Singapore      100

D) CC Amatil Europe B.V. holds an additional 20.6% and Coca-Cola Amatil Oesterreich Ges.m.b.H. holds an additional 50%.
E) Linlithgow Products (NZ) Ltd. holds the remaining 50%.
F) Amatil Investments (Singapore) Pte Ltd. holds an additional 49%.



Other subsidiaries whose combined size is not significant:
   Seventeen domestic wholly owned subsidiaries consolidated Ninety-one foreign wholly owned subsidiaries consolidated Twelve foreign majority-owned subsidiaries consolidated


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